                   KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


(Millions, except per-share data)                                              13 Weeks Ended
                                                                       ------------------------------
                                                                        April 27,           April 28,
                                                                          1994                1993
                                                                        --------            --------
I.   Earnings per common share assuming no dilution:

     (a) Income before extraordinary item
            and the effect of accounting changes                          $   18             $   50
     (b) Extraordinary item, net of income tax                                 -                (10)
     (c) Effect of accounting changes, net of
            income tax                                                         -                (17)
                                                                          ------             ------
     (d) Net income                                                       $   18             $   23
                                                                          ------             ------
                                                                          ------             ------

     Weighted average common shares outstanding                            409.3              407.3

     Weighted average $3.41 Depositary Shares outstanding
       (1/4 share Series A conversion preferred)                            46.0               46.0
                                                                          ------             ------

     (e) Weighted average number of shares outstanding                     455.3              453.3
                                                                          ------             ------
                                                                          ------             ------
     Earnings per common share assuming no dilution:

     Income before extraordinary item
       and the effect of accounting changes (a)/(e)                       $ 0.04             $ 0.11
     Extraordinary item (b)/(e)                                                -              (0.02)
     Effect of accounting changes (c)/(e)                                      -              (0.04)
                                                                          ------             ------
     Net income (d)/(e)                                                   $ 0.04             $ 0.05
                                                                          ------             ------
                                                                          ------             ------

II.  Earnings per common and common equivalent share:

     Income before extraordinary item
       and the effect of accounting changes                               $   18             $   50
     Less--Series B convertible preferred shares dividend declared            (2)                (2)
                                                                          ------             ------
     (f) Adjusted income before extraordinary item
            and the effect of accounting changes                              16                 48
     (g) Extraordinary item, net of income tax                                 -                (10)
     (h) Effect of accounting changes, net of
            income tax                                                         -                (17)
                                                                          ------             ------

     (i) Adjusted net income                                              $   16             $   21
                                                                          ------             ------
                                                                          ------             ------
     Weighted average common shares outstanding                            409.3              407.3


     Weighted average $3.41 Depositary Shares outstanding
       (1/4 share Series A conversion preferred)                            46.0               46.0

     Stock Options --
       Common shares assumed issued                                          7.9               17.0
       Less--common shares assumed repurchased                              (7.3)             (13.7)
                                                                          ------             ------
                                                                             0.6                3.3
                                                                          ------             ------

     (j) Applicable common shares, as adjusted                             455.9              456.6
                                                                          ------             ------
                                                                          ------             ------
     Earnings per common and common equivalent share:

     Adjusted income before extraordinary item
       and the effect of accounting changes (f)/(j)                       $ 0.04             $ 0.11
     Extraordinary item (g)/(j)                                                -              (0.02)
     Effect of accounting changes (h)/(j)                                      -              (0.04)
                                                                          ------             ------
     Net income (i)/(j)                                                   $ 0.04             $ 0.05
                                                                          ------             ------
                                                                          ------             ------

                  KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11- INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

(Millions, except per-share data)                                                13 Weeks Ended
                                                                             -----------------------
                                                                             April 27,      April 28,
                                                                               1994           1993
                                                                             --------       --------

III. Earnings per common and common equivalent share assuming full dilution:

     (k) Income before extraordinary item
            and the effect of accounting changes                               $   18        $   50
     (l) Extraordinary item, net of income tax                                      -           (10)
     (m) Effect of accounting changes, net of
            income tax                                                              -           (17)
                                                                               -------       -------
     (n) Net income                                                            $   18        $   23
                                                                               -------       -------
                                                                               -------       -------

     Weighted average common shares outstanding                                 409.3         407.3
     Weighted average $3.41 Depositary Shares outstanding
       (1/4 share Series A conversion preferred)                                 46.0          46.0
     Weighted average Series B convertible preferred shares outstanding           9.7           6.8

     Stock options--
       Common shares assumed issued                                               7.9          17.0
       Less--common shares assumed repurchased                                   (7.3)        (13.7)
                                                                               -------       -------
                                                                                  0.6           3.3
                                                                               -------       -------
     (o) Applicable common shares, as adjusted                                  465.6         463.4
                                                                               -------       -------
                                                                               -------       -------
     Earnings per common and common equivalent share
       assuming full dilution:

     Income before extraordinary item
       and the effect of accounting changes (k)/(o)                            $ 0.04        $ 0.11
     Extraordinary item (l)/(o)                                                     -         (0.02)
     Effect of accounting changes (m)/(o)                                           -         (0.04)
                                                                               -------       -------
     Net income (n)/(o)                                                        $ 0.04        $ 0.05
                                                                               ------        -------
                                                                               ------        -------
